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                                  EXHIBIT 10(P)

                      NONCOMPETITION AND RELEASE AGREEMENT


     AGREEMENT made and entered into as of the 2nd day of November, 1995, between Diagnostic Leasing Corp., a New York corporation ("Corporation") having its principal place of business at 846 Pelham Parkway, Pelham Manor, New York 10803 and Lyudmilla Stone ("Executive") residing at 243 Hamlet Drive, Jericho, new York 11753.

                              W I T N E S S E T H:


     WHEREAS, pursuant to that certain Agreement for Merger and Reorganization dated as of the date hereof among MBM, Stone, Andrew (each as defined below) and the Corporation (the "Merger Agreement") the Corporation is acquiring all of the outstanding shares of capital stock of Stone Medical Supply Corporation ("Stone") owned by her husband, Andrew D. Stone ("Andrew"); and

     WHEREAS, Stone is engaged in the business of selling and distributing health care related products directly to physicians and medical clinics (the "Business"); and

     WHEREAS, in order to induce the Corporation to enter into and consummate such acquisition and in order to protect the goodwill associated with the Business, Executive has agreed to enter into this Agreement with the Corporation restricting her activities relating to the business being conducted by the Corporation as set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Corporation and Executive hereby agree as follows:



     1.  COVENANTS NOT TO COMPETE.


          (a) Except in the regular course of her duties as an employee of Stone between the date hereof and the date of the Merger (as defined in the Merger Agreement) or termination of the Merger Agreement, Executive will not perform any or all of the following activities:

               (i) engage, directly or indirectly, within the states of New York, New Jersey or Connecticut in any business involving the sale and distribution of health care related products directly or indirectly to physicians, podiatrists, medical clinics, hospitals, veterinarians, home care dealers and other health care providers, which is competitive with the business now conducted by the Corporation, its parent or any subsidiary or affiliate of the Corporation. The foregoing shall not preclude Executive


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from engaging in the business of Physicians Laboratory Management Co.
("PLM"), to the extent that it involves a transaction with Dr. Michael Abott pursuant to a commission arrangement with Abe Lobell (with a right to substitute the doctor on the same terms and conditions after notice to MBM).

               Executive's participation in any other transactions requires the Corporation's prior written consent following presentation of the proposed terms of each such proposed transaction. The above transactions must provide, and the terms of any additional proposed transactions must include, without limitation, that PLM must purchase all supplies and equipment for such transaction(s), which Micro Bio-Medics, Inc. ("MBM") sells or distributes, from or through MBM, with such purchase to be on terms that provide MBM with a mutually agreeable profit margin.

               (ii) directly or indirectly solicit, induce (or attempt to induce), or have any part in, the diversion of employees, or former employees within six (6) months after the termination of their employment, of Stone or of the Corporation, its parent or any subsidiary or affiliate of the Corporation or suppliers from their relationships with Stone or the Corporation, its parent or any subsidiary or affiliate of the Corporation;

               (iii) engage, directly or indirectly, in solicitation from any of the customers or any parent, subsidiary or affiliate thereof of any business which is competitive with the Business now or then conducted by Stone or the Corporation, its parent or any subsidiary or affiliate of the Corporation;

               (iv) take any action which is intended, or would reasonably be expected, to harm Stone or the Corporation or its parent or any subsidiary or affiliate or any director, officer, employer or agent thereof or the reputation of any of the foregoing or which would reasonably be expected to lead to unwanted or unfavorable publicity to Stone or the Corporation or its parent or any subsidiary or affiliate of the Corporation or materially adversely impact their relationships with their employees, customers or suppliers; or

               (v) engage in any business which uses as its name, in whole or in part, Stone, MBM, Micro Bio-Medics, Clark, Caligor or any other name used by Stone or the Corporation, its parent or any subsidiary or affiliate of the Corporation.

          (b) For the purposes of this Paragraph 1, Executive will be deemed directly or indirectly engaged in a business if she participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, executive, consultant, advisor or agent or if she controls such business. Executive shall not for purposes of this paragraph be deemed a stockholder or lender if she holds less than two (2%) percent of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of Stone or the Corporation, provided that she shall not be in a control position with regard to such corporation or if she holds outstanding equity of PLM. Nothing contained herein shall preclude Executive from continuing in her employment by Stone from the date hereof


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through the date of the Merger (as defined in the Merger Agreement).


     2. DISCLOSURE. Executive will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation:


          (a) any information concerning the methods of conducting or obtaining business, of manufacturing or advertising products, or of obtaining customers of the Corporation or Stone, the parent or any subsidiary or affiliate of the Corporation or Stone;

          (b) any information acquired by her from the Corporation or Stone, the parent or any subsidiary or affiliate of the Corporation or Stone, including, without limiting the generality of the foregoing, the names of any customers or prospective customers of, or any person or entity, who or which have or shall have traded or dealt with the Corporation or Stone (whether such customers have been obtained by Executive or otherwise);

          (c) any information regarding the "mix" of products sold to customers of the Corporation or Stone, the parent or any subsidiary and affiliate of the Corporation or Stone, or the price at which Products are sold to customers of the Corporation or Stone, the parent or any subsidiary and affiliate of the Corporation or Stone; and/or

          (d) any information relating to the products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties of the Corporation or Stone, the parent or any subsidiary and affiliate of the Corporation or Stone.


     3. TERM AND INJUNCTIVE RELIEF. The covenants contained in Paragraphs 1 and 2 hereof will continue for a period of fifteen (15) years from and after the date hereof. The Executive acknowledges and agrees that irreparable damage may result to the Corporation and its Business and properties if she fails or refuses to perform her obligations under this Agreement, that a violation of this Agreement would be a proper subject of injunctive relief and would be necessary to protect the Corporation's legitimate business interests and that the remedy at law for any such failure or refusal will be inadequate. Accordingly, it is understood that the Corporation shall be entitled to provisional remedies (including, without limitation, injunctive relief) and damages.



     4.  CONSIDERATION


          (a) In consideration of Executive's covenants and agreements contained herein, the Corporation hereby agrees:

               (i) to pay to Executive, subject to adjustment as provided for in Paragraph 4(b) hereof, an amount equal to Five Hundred Thousand ($500,000) Dollars to be paid as follows: Eight Thousand Three Hundred Thirty Three and 33/100 ($8,333.33) Dollars on December 1, 1995 and on the first day of each of the next


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succeeding fifty nine (59) months provided, however, that if in the absence of any right of offset or indemnification in favor of the Corporation the Corporation fails to make any payment within any applicable cure period then the entire unpaid balance of the amount due hereunder shall become immediately due and payable. If the due date of any such payment is not a business day, the due date of such payment shall be the next succeeding business day.

               (ii) to maintain, from and after a date, no earlier than thirty
(30) days after the date hereof, that Executive takes the requisite insurance examination and establishes that she is insurable at customary rates, an insurance policy owned by the Corporation insuring Executive's life in a face amount of Five Hundred Thousand ($500,000) Dollars and naming such person or persons as Executive may, from time to time and in a manner acceptable to the applicable insurance carrier, designate as beneficiary. The amount of such insurance required to be maintained by Corporation shall decline on the date of each payment provided for in subparagraph 4(a)(i) above by the amounts of each such payment with no such insurance required to be maintained by the Corporation from and after the earlier of (x) payment to Executive of all amounts hereunder and (y) the fifth (5th) anniversary of the date of this Agreement.

               (ii) in the event of Executive's death, the Corporation's obligation to pay Executive any amounts due hereunder, other than the insurance proceeds hereunder, shall immediately terminate.

          (b) Notwithstanding the provisions of this Paragraph 4, the Corporation shall have the right to set off against its obligations under this Agreement, in direct order of maturity, any amounts which Andrew has not paid in discharge of his indemnification obligations pursuant to that certain Noncompetition, Indemnification and Release Agreement, dated the date hereof, between Andrew and the Corporation.

          (c) Notwithstanding anything to the contrary contained herein, if Andrew terminates his employment with the Corporation, its parent or any subsidiary or affiliate of the Corporation, as the case may be, except if the Corporation is in breach of the employment agreement between the Andrew and the Corporation, prior to the first anniversary of the date of the Merger, then the Corporation will no longer have any obligation to pay the Executive the consideration set forth in Paragraph 4(a) hereof, but the restrictive covenants contained in Paragraph 1 hereof shall continue in full force and effect.

          (d) In the event of any dispute between the parties concerning Executive's performance of obligations to the Corporation, which gives, or may give, rise to the Corporation's right of offset or indemnification under this Agreement or the Merger Agreement, as a result of which the Corporation decides to withhold payments hereunder, the Corporation shall, as a condition to Executive's refraining from accelerating the remaining payments, make timely deposit of such disputed payments with the Corporation's attorneys, Otterbourg, Steindler, Houston & Rosen, P.C., who


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shall hold such payments, together with any interest earned thereon, as escrow agent ("Escrow Agent") pending resolution of such dispute by mutual agreement between the parties or by final determination by a court of competent jurisdiction. In connection with any escrow of the disputed payments with Otterbourg, Steindler, Houston & Rosen, P.C., as Escrow Agent, the following shall prevail:

               (i) The funds held by the Escrow Agent shall be invested at interest in substantially the same manner as the Escrow Agent invests other moneys in its attorney escrow account. Interest, if any, earned on any payment shall be remitted to the party who is ultimately determined to be entitled to such payment.

               (ii) The Escrow Agent shall have the right to continue to represent MBM, the Corporation and their respective affiliates and related persons.

               (iii) The Escrow Agent shall have the right to act in reliance upon any document, instrument, or signature believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with provisions hereof has been duly authorized to do so.

               (iv) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any of the parties hereto or from third parties with respect to the funds held hereunder, which, in its opinion, are in conflict with any provision hereof, it shall be entitled to refrain from taking any action other than to keep safely the escrow funds until it shall be directed otherwise in writing by all the parties hereto and said third person, if any, or by a final order or judgment of a court of competent jurisdiction.

               (v) The Escrow Agent shall not be bound by any modification, cancellation or recision hereof unless in writing and signed by the other parties hereto. In no event, however, shall any modification hereof which shall affect the rights or duties of the Escrow Agent be binding on the Escrow Agent unless it shall have given its prior written consent.

               (vi) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its willful misconduct.

               (vii) The Escrow Agent may at any time resign by giving written notice of its resignation to the other parties hereto and at least ten (10) days prior to the date specified for such resignation to take effect and upon the effective date of such resignation all funds then held by the Escrow Agent hereunder shall be delivered by it to such person or persons as may be designated in writing by all of the other parties hereto, whereupon all obligations of the Escrow Agent hereunder shall cease and terminate. If no such person or persons shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nonetheless cease and terminate. Its sole responsibility thereafter shall be to keep safely all funds then held by it and to deliver the same to a person designated by all parties hereto or in accordance with the directions of the final order or judgment of a Court of competent jurisdiction. The


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parties hereto agree that McLaughlin & Stern, LLP is acceptable as replacement Escrow Agent when and if Otterbourg, Steindler, Houston & Rosen, P.C. resigns as Escrow Agent, provided that said substitute Escrow Agent consents in writing, at the time of substituting, to accept the obligations as Escrow Agent in accordance with the terms hereof.

               (viii) No notice, demand, requests or other communication to the Escrow Agent in connection herewith shall be binding on the Escrow Agent unless it is in writing, refers specifically to this Agreement, is addressed to it at 230 Park Avenue, New York, New York 10169, or such other address as the Escrow Agent may at any time or from time to time designate and is actually received by the Escrow Agent at that address.

               (ix) The Corporation shall provide Executive with notice of any payment to the Escrow Agent. The Escrow Agent shall have no duty to notify any party that a payment was or was not received.

          (e) In consideration of the covenants and agreements of the Corporation herein, Executive hereby releases and discharges Stone and its successors and assigns from all actions, causes of action, suits, debts, sums of money, accounts, claims and demands of any kind or nature whatsoever, in law or in equity, other than those obligations of the Corporation expressly provided for under this Agreement subject to the terms and conditions of this Agreement.


     5. CONSENT TO JURISDICTION AND APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York in connection with any action, proceeding or claim arising out of or relating to this Agreement. Executive hereby irrevocably appoints and designates the law firm of Ruskin, Moscou, Evans & Faltischek, P.C. (or its successor in business) as her agent for service of process in New York and agrees to consider any legal process or any demand or notice made or served on the said agent as being made on her. Executive hereby agrees that separate confirmation by such agent of the foregoing irrevocable appointment as agent for service of process is not required.



     6. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF.



     7. ABSENCE OF RESTRICTIONS. Executive represents and warrants that she is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon her entering into this Agreement.


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     8.  FURTHER INSTRUMENTS.  Executive will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of the Corporation, to carry out the purposes of this Agreement.



     9. INVALIDITY AND SEVERABILITY. If any provisions of this Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, if any provision of Paragraph 1 of this Agreement shall be held to be invalid or unenforceable by reason of geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement and any such provision shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as to be valid and enforceable.



     10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered by hand or by Federal Express or other nationally recognized overnight delivery services or if sent by registered or certified mail, as follows:


     As to Executive:              Lyudmilla Stone
                                   243 Hamlet Drive
                                   Jericho, New York 11753

     As to the Corporation:        Diagnostic Leasing Corp.
                                   846 Pelham Parkway
                                   Pelham Manor, New York 10803
                                   Attention: Bruce J. Haber, President

or to such other address as either party hereto may designate by notice given in accordance with this Agreement.


     11. ASSIGNMENT. A party hereto may not assign this Agreement or any rights or obligations hereunder without the consent of the other party hereto; PROVIDED, HOWEVER, that upon the sale or transfer of all or substantially all of the assets of the Corporation, or upon the merger by the Corporation into, or the combination with, another corporation, this Agreement will inure to the benefit of and be binding upon the person or entity purchasing such assets, or the corporation surviving such merger or consolidation, as the case may be. The Corporation may also, at any time or from time to time, assign this Agreement to any of its parent, subsidiaries or affiliates. The provisions of this Agreement where applicable are binding upon Executive's heirs and legal representatives and upon the successors and assigns of the parties hereto.



     12. WAIVER OF BREACH. Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.



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     13.  ENTIRE AGREEMENT.  This instrument contains the entire Agreement of the parties as to the subject matter hereof. It may not be changed orally, but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.



     14. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of New York.



     15. NEGOTIATIONS. This Agreement is the product of full and complete negotiations at arm's length by the parties hereto. In view of the negotiations which have culminated in the execution of this Agreement, no prior drafts, letters or memoranda prepared by either party hereto shall be used to construe or interpret any provision hereof, nor shall either party hereto be considered the "drafter" of this Agreement for the purpose of construing the terms, conditions and obligations set forth herein.



     16.  ATTORNEYS' FEES AND EXPENSES.


          (a) If the Corporation brings legal proceedings to enforce its rights under this Agreement and is successful in doing so, it shall be entitled, in addition to all other remedies, to reimbursement by the Executive for its costs and expenses, including reasonable attorneys' fees. If the Corporation brings such proceedings and is unsuccessful, the Corporation shall reimburse the Executive for her costs and expenses, including reasonable attorneys fees.

          (b) If the Executive brings legal proceedings to enforce her rights under this Agreement and is successful in doing so, she shall be entitled, in addition to all other remedies, to reimbursement by the Corporation for her costs and expenses, including reasonable attorneys' fees. If the Executive bring such proceedings and is unsuccessful, she shall reimburse the Corporation for its costs and expenses, including reasonable attorneys' fees.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf and Executive has signed this Agreement as of the date first above written.

                              DIAGNOSTIC LEASING CORP.

                              By:/s/ Bruce J. Haber
                                 -------------------
                              Title:  President

                              /s/ Lyudmila Stone
                              ----------------------
                              Lyudmila Stone


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The undersigned hereby guarantees payment by the Corporation of its obligations under this Agreement.

                              MICRO BIO-MEDICS, INC.

                              By:/s/ Bruce J. Haber
                                 -------------------
                              Title: President

SUBSECTION 4(d) OF THE ABOVE
AGREEMENT IS HEREBY CONSENTED TO:

OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.


By:/s/ Donald N. Gellert
   ----------------------
   Donald N. Gellert
   Member of the Firm


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